EXHIBIT 10.52
SEVERANCE AGREEMENT WITH IGOR RAZBOFF

                               SEVERANCE AGREEMENT

     THIS SEVERANCE AGREEMENT ("Agreement"), entered into on this 25th day of April, 1997, by and between Capitol Multimedia, Inc., a Delaware corporation (the "Company"), and Igor Razboff ("Employee").

                                   WITNESSETH

     WHEREAS, Employee has been a key employee of the Company and has made outstanding contributions to the Company;

     WHEREAS, the Company desires to reward Employee for Employee's loyalty and distinguished service to the Company prior to the Employee's resignation from the Company;

     WHEREAS,   the  Company   desires  to  provide   Employee,   as  additional
compensation for her service to the Company, with a severance package over and above the compensation currently earned by Employee;

     NOW, THEREFORE, in consideration of the above recitals, the terms and covenants of this agreement, and other valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

          1. Severance. Employee and the Company agree that Employee's employment with the Company and that certain employment agreement dated February 13, 1995, as amended and modified, between the Company and the Employee will terminate on April 25, 1997 (the "Termination Date"). Upon the termination of the Employee's employment on such date, Employee shall receive, subject to Employee's execution of a letter in the form attached hereto (a "Waiver Letter") as required by Section 11 hereof, a lump sum cash payment equal to $138,173.14, as consideration for fiscal 1997 bonus, unpaid fiscal 1998 salary through April 25, 1997, medical benefits, accrued vacation through April 25, 1997, unused personal allowance ($572.58), all other employee benefits, and for consulting services rendered to Capitol over the next twelve months.

          2. Consulting Services. As part of the consideration for the severance payment, Employee agrees to provide a minimum of 5 hours of consulting services per week to the Company to support the remaining business software business, including, but not limited to, expanding the supply chain management software business, assisting in the execution of other strategic initiatives, and building a business software development organization that will support all of Capitol's businesses.

          3. Covenant Not to Compete. Whereas, the Employment Agreement dated February 13, 1995 included a covenant not to compete (paragraph 17), which covered a period beyond the term of



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EXHIBIT 10.52
SEVERANCE AGREEMENT WITH IGOR RAZBOFF

     employment, Capitol agrees to waive the survival of any post contract conditions related to confidentiality and non-compete related to the assets sold to Davidson & Associates, Inc.

          4. Board of Directors Seat. Whereas Employee currently serves as a member of the Company's Board of Directors and is the Chairman of the Board, the Company will nominate employee for reelection to the Board for 1998 at its 1997 Annual Meeting of Shareholders and nominate Employee to serve as Chairman of the Board for the same period.

          5. Stock Options. In substitution of the options previously granted to Employee, the Company hereby grants to Employee under the Company's Amended and Restated 1991 Non-Qualified Employee Stock Option Plan options to purchase 50,000 shares of common stock at the exercise price equal to the fair market value as of April 15, 1997. Such options shall become fully vested on the Termination Date. Such option shall expire on April 14, 2002. Employee hereby consents to the issuance of such options in substitution for the options previously granted Employee by the Company.

          6. Payment. The Company shall pay Employee all amounts owed to Employee under this Agreement not later than five (5) days after the date of Employee's termination; provided that Employee has executed and delivered to the Company a Waiver Letter.

          7. Governing Law. This Agreement shall be construed and governed in all aspects by the laws of the State of Delaware (exclusive of conflicts of law principles).

          8. Modification. This Agreement shall not be modified or amended except as agreed to in writing signed by each party or an authorized representative of each party.

          9. No Waiver. The failure of either party to this Agreement to insist upon the performance of any of the terms and conditions of this Agreement, or the waiver of any breach of any of the terms and conditions of this agreement, shall not be construed as thereafter waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

          10. Headings. Titles to the sections of this Agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this Agreement.

          11. Entire Agreement. This Agreement constitutes the entire agreement and understanding, and merges and supersedes all prior



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SEVERANCE AGREEMENT WITH IGOR RAZBOFF

     discussions, agreements and understandings between the parties regarding the subject matter described herein.

          12. Survival of Indemnification. All indemnification obligations undertaken by the Company on behalf of the Employee whereby the Company has agreed to indemnify Employee against and in respect of any damages, losses, claims, or liabilities, including, where applicable, any costs, expenses, and reasonable fees incident or related thereto (including reasonable attorney's fees) whether arising by contract or under the Articles of Incorporation or Bylaws of the Company or otherwise shall survive the execution of this Agreement, the termination of Employee's employment and the execution by Employee of a Waiver Letter.

          13. Condition to Receipt of Benefits. As a condition precedent to receiving the benefits provided for under this Agreement, Employee must sign the attached Waiver Letter on the date of Employee's termination.

     This Agreement shall supersede and render null and void any prior termination agreement between the Company and Employee.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first above written.



                                             /s/ Igor Razboff
                                             ------------------------
                                             Igor Razboff

                                             Capitol Multimedia, Inc.,
                                             a Delaware corporation

                                             /s/ Edward Terino
                                             ------------------------
                                             By: Edward Terino
                                             Its: Chief Financial Officer

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